Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO

Arthur R. Zunker, Jr.
Senior Vice President & CFO

News For Immediate Release
EAGLE MATERIALS INC. REPORTS
RECORD SECOND QUARTER RESULTS
RECORD QUARTERLY DILUTED EPS (UP 65%) AND
RECORD QUARTERLY NET EARNINGS (UP 53%)
     (Dallas, TX October 31, 2006): Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2007 ended September 30, 2006 and issued guidance for the third quarter of its fiscal year 2007. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates. The following are highlights of our second quarter results:
•	HIGHEST QUARTERLY OPERATING EARNINGS IN OUR HISTORY
•	HIGHEST QUARTERLY WALLBOARD AVERAGE NET SALES PRICE IN OUR HISTORY — INCREASED $44 PER MSF FROM LAST YEAR’S SECOND QUARTER
•	RECORD HIGH QUARTERLY SALES VOLUME IN CEMENT — 924 THOUSAND TONS
•	HIGHEST QUARTERLY CEMENT AVERAGE NET SALES PRICE IN OUR HISTORY — INCREASED $10 PER TON FROM LAST YEAR’S SECOND QUARTER
     For the quarter ended September 30, 2006, revenues and net earnings were $256 million and $66 million, respectively. Revenues increased 16% over the prior year second quarter and net earnings increased 53% over the same period. Diluted earnings per share for the second quarter of fiscal 2007 were $1.32 compared with $0.80 in the same period a year ago, a 65% increase.
     The Company expects to report net earnings ranging from $0.75 to $0.85 per diluted share for the third quarter of its fiscal 2007 ending December 31, 2006 and maintained its fiscal 2007 annual guidance of $3.80 to $4.20 per diluted share.
     Eagle remains well positioned to continue to produce strong financial results because of our balanced mix of construction products (Cement/Concrete/Aggregates) and building materials (Gypsum Wallboard/Paperboard) combined with our geographical focus in the Sunbelt regions of the U.S. While total U.S. construction spending remains strong, the severe slowdown in residential construction is beginning to affect sales prices and volumes in the wallboard industry. The Gypsum Association reported approximately 27.4 billion square feet of wallboard was shipped by U.S. manufacturers during the first nine months of calendar 2006, a 1% increase over the same period in the prior record year because of record shipments during the first six months of 2006; however, monthly industry shipments of wallboard have declined recently (down 11% in August and down 18% in September compared to the prior year periods) creating industry-wide downward pricing pressure. For the remainder of the year, we expect wallboard industry capacity utilization to continue to decline associated with typical slower demand during the winter months.

     National demand for cement remains at a record high level with imports projected to fulfill approximately 30% of the U.S. construction industry demand this year. Due to the strength in road and bridge construction along with growing demand from commercial construction, shipments of Portland cement in the U.S. have increased 4% through July 2006 versus the same period in the prior record year. Regionally, with the exception of Northern California, demand in Eagle Materials’ cement markets remains at high levels. High cost imports and strong demand continue to put upward pressure on cement pricing. Our second quarter pricing was the highest in Eagle’s history and price increases of $10 to $12 per ton have been announced by each of our cement facilities for early 2007.
GYPSUM WALLBOARD
     Gypsum Wallboard revenues for the second quarter totaled $138 million, an 18% increase over the $117 million for the same quarter a year ago. Gypsum Wallboard’s second quarter operating earnings were $59 million, up 59% from the $37 million for the same quarter last year. The revenue and earnings gain for the quarter resulted primarily from higher sales prices. The average net sales price for this fiscal year’s second quarter was a record $176 per MSF, 33% greater than the $132 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 657 million square feet (MMSF) for the quarter declined 8% from the prior year’s second quarter.
CEMENT
     Operating earnings from Cement increased 54% to $35 million for the second quarter this year from $23 million for the same quarter last year. The earnings gain was due primarily to a record high average net sales price and record high sales volumes. Also included in our cement operating earnings is approximately $2 million of cash distributions received as a result of the industry settlement of the dispute regarding the antidumping duties on cement from Mexico. Cement revenues, including joint venture and intersegment revenues, for the second quarter totaled $92 million, 17% greater than the $78 million for the same quarter a year ago. Cement sales volume for the second quarter totaled 924,000 tons, 4% above the 887,000 tons for the same quarter last year. To meet these strong market requirements, Eagle supplemented approximately 20% of its cement sales volume with lower margin purchased cement. The average net sales price for this fiscal year’s second quarter was $93 per ton, 12% greater than the $83 per ton for the same quarter last year.
PAPERBOARD
     Eagle’s Paperboard operation reported second quarter revenues, including sales to Eagle’s Wallboard operations, of $33 million which was 1% less than last year’s second quarter. Paperboard operating earnings of $4 million for the second quarter this year were down 41% from last year’s second quarter operating earnings due primarily to a larger percentage of sales of low margin containerboard grade paper and higher costs of recycled fiber. For this year’s second quarter, Paperboard sales volume was 70,000 tons, up 1% from last year’s second quarter. This year’s second quarter average net sales price of $458 per ton was 3% below last year’s second quarter average net sales price of $471 per ton.
CONCRETE AND AGGREGATES
     Revenues from Concrete and Aggregates were $28 million for this year’s second quarter, 14% greater than the $25 million for the second quarter a year ago. Concrete and Aggregates reported a $5 million operating profit for this year’s second quarter, up 55% from the $3 million operating profit for the same quarter last year, due to increased pricing in both of our markets and increased concrete volumes.
     Concrete sales volume increased 3% for the second quarter this year to 248,000 cubic yards from 240,000 cubic yards for the same quarter last year. Our Concrete quarterly average net sales price of $71 per cubic yard for the second quarter of fiscal 2007 was a record and was 15% higher than the $62 per cubic yard for the second quarter a year ago. Our Aggregates operation reported sales volume of 1.5 million tons for the current quarter, 9% less than the 1.6 million tons reported in the second quarter last year. Our Aggregates quarterly average net sales price was a record high $6.98 during the second quarter and was 19% above last year’s second quarter Aggregates average net sales price.
DETAILS OF FINANCIAL RESULTS
     We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.
     In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

     EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Wednesday, November 1, 2006. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.
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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006. This report is filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.
For additional information, contact at 214/432-2000.
Steven R. Rowley
President and Chief Executive Officer
Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer
(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Six Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1
Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

	Quarter Ended September 30,
	2006	2005	Change
Revenues	$256,468	$221,784	16%
Earnings Before Income Taxes	$99,192	$65,729	51%
Net Earnings	$66,095	$43,322	53%
Earnings Per Share:

- Basic	$1.33	$0.81	64%
- Diluted	$1.32	$0.80	65%

Average Shares Outstanding:

- Basic	49,583,882	53,247,195	-7%
- Diluted	50,221,791	54,005,829	-7%

	Six Months Ended September 30,
	2006	2005	Change
Revenues	$516,442	$426,583	21%
Earnings Before Income Taxes	$188,948	$115,911	63%
Net Earnings	$125,187	$78,230	60%
Earnings Per Share:

- Basic	$2.51	$1.45	73%
- Diluted	$2.47	$1.44	72%

Average Shares Outstanding:

- Basic	49,957,401	53,778,648	-7%
- Diluted	50,684,030	54,485,853	-7%

Eagle Materials Inc.
Attachment 2
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended September 30,
	2006	2005	Change
Revenues*
Gypsum Wallboard	$137,587	$117,105	18%
	54%	53%
Cement (Wholly Owned)	70,085	60,459	16%
	27%	27%
Paperboard	18,825	18,908	0%
	7%	9%
Concrete & Aggregates	27,517	24,157	14%
	11%	10%
Other, net	2,454	1,155	113%
	1%	1%

Total	$256,468	$221,784	16%
	100%	100%

Operating Earnings

Gypsum Wallboard	$58,818	$37,075	59%
	56%	52%
Cement:
Wholly Owned	23,967	15,759	52%
Joint Venture	11,001	6,883	60%

	34,968	22,642	54%
	33%	32%
Paperboard	4,190	7,088	-41%
	4%	10%
Concrete & Aggregates	5,011	3,226	55%
	5%	4%
Other, net	2,454	1,155	113%
	2%	2%

Total Operating Earnings	105,441	71,186	48%
	100%	100%

Corporate General Expenses	(5,133)	(3,963)
Interest Expense, net	(1,116)	(1,494)

Earnings Before Income Taxes	$99,192	$65,729	51%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 3
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Six Months Ended September 30,
	2006	2005	Change
Revenues*
Gypsum Wallboard	$285,274	$221,944	29%
	55%	52%
Cement (Wholly Owned)	138,385	117,794	18%
	27%	27%
Paperboard	38,316	37,997	1%
	7%	9%
Concrete & Aggregates	51,188	46,569	10%
	10%	11%
Other, net	3,279	2,279	44%
	1%	1%

Total	$516,442	$426,583	21%
	100%	100%

Operating Earnings

Gypsum Wallboard	$122,793	$64,926	89%
	61%	51%
Cement:
Wholly Owned	39,926	26,261	52%
Joint Venture	16,998	12,410	37%

	56,924	38,671	47%
	28%	31%
Paperboard	9,457	13,252	-29%
	5%	11%
Concrete & Aggregates	8,786	6,678	32%
	4%	5%
Other, net	3,279	2,279	44%
	2%	2%

Total Operating Earnings	201,239	125,806	60%
	100%	100%

Corporate General Expenses	(9,412)	(7,065)
Interest Expense, net	(2,879)	(2,830)

Earnings Before Income Taxes	$188,948	$115,911	63%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 4
Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Six Months Ended
	September 30,			September 30,
	2006	2005	Change	2006	2005	Change

Gypsum Wallboard (MMSF’s)	657	712	-8%	1,392	1,409	-1%

Cement (M Tons):
Wholly Owned	715	681	5%	1,422	1,352	5%
Joint Venture	209	206	1%	412	433	-5%

	924	887	4%	1,834	1,785	3%

Paperboard (M Tons):
Internal	27	29	-7%	58	58	0%
External	43	40	8%	89	84	6%

	70	69	1%	147	142	4%

Concrete (M Cubic Yards)	248	240	3%	471	473	0%

Aggregates (M Tons)	1,469	1,616	-9%	2,768	3,188	-13%

	Average Net Sales Price*
	Quarter Ended			Six Months Ended
	September 30,			September 30,
	2006	2005	Change	2006	2005	Change

Gypsum Wallboard (MSF)	$175.69	$132.35	33%	$171.55	$125.83	36%
Cement (Ton)	$92.68	$82.55	12%	$91.86	$80.54	14%
Paperboard (Ton)	$457.64	$471.39	-3%	$448.46	$464.39	-3%
Concrete (Cubic Yard)	$70.80	$61.58	15%	$69.83	$60.00	16%
Aggregates (Ton)	$6.98	$5.89	19%	$6.79	$5.79	17%
     *Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Intersegment Revenues:
Cement	$2,581	$1,679	$4,837	$3,277
Paperboard	14,156	14,538	29,383	29,400
Concrete and Aggregates	442	411	759	858

	$17,179	$16,628	$34,979	$33,535

Cement Revenues:
Wholly Owned	$70,085	$60,459	$138,385	$117,794
Joint Venture	18,868	15,970	37,080	32,826

	$88,953	$76,429	$175,465	$150,620

Eagle Materials Inc.
Attachment 5
Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30,		March 31,
	2006	2005	2006*
ASSETS
Current Assets —
Cash and Cash Equivalents	$76,317	$11,045	$54,766
Accounts and Notes Receivable, net	97,563	92,053	94,061
Inventories	67,641	60,927	67,799

Total Current Assets	241,521	164,025	216,626

Property, Plant and Equipment —	919,170	825,708	856,227
Less: Accumulated Depreciation	(316,488)	(282,004)	(298,665)

Property, Plant and Equipment, net	602,682	543,704	557,562
Investment in Joint Venture	35,096	26,340	27,847
Goodwill	67,536	68,552	67,854
Other Assets	17,930	16,191	19,027

	$964,765	$818,812	$888,916

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities —
Note Payable	$—	$48,200	$—
Accounts Payable and Accrued Liabilities	121,590	98,721	104,699

Total Current Liabilities	121,590	146,921	104,699
Long-term Debt	200,000	45,000	200,000
Deferred Income Taxes	115,288	115,468	119,479
Stockholders’ Equity —
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 49,058,188, 53,230,629 and 50,318,797 Shares, respectively.	491	503	503
Accumulated Other Comprehensive Losses	(1,404)	(1,842)	(1,404)
Retained Earnings	528,800	512,762	465,639

Total Stockholders’ Equity	527,887	511,423	464,738

	$964,765	$818,812	$888,916

*	From audited financial statements.